Exhibit 99.(h)(5)(a)

AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT, dated as of September [ ], 2025, by and between State Street Trust and Bank Company, a Massachusetts trust company (“Sub-Administrator”); abrdn Inc. (the “Administrator”), the administrator to each registered management investment company identified on Schedule A; and abrdn Inc., the investment adviser for each Fund (the “Amendment”), is made and entered into effective as of October 20, 2025 by and between each abrdn management investment company identified on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), and the Sub-Administrator.

WITNESSETH:

WHEREAS, each Fund and the Sub-Administrator are parties to that certain Sub-Administration Agreement dated as of December 29, 2020 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, each Fund and the Sub-Administrator desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Fund and the Sub-Administrator hereby agree that the Agreement is amended and supplemented as follows:

1.          Schedule A. Schedule A to the Agreement is hereby amended and restated, as attached hereto, to reflect additional funds.

2.          Annex I is hereby deleted in its entirety and replaced with the Annex I attached hereto.

3.          Miscellaneous. Except as amended hereby, the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

EACH OF THE ENTITIES SET FORTH ON SCHEDULE A HERETO

By:
Name:	Lucia Sitar
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

schedule A

to

Sub-Administration Agreement

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

• abrdn Industrial Metals Fund Limited

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

• abrdn All Commodity Longer Dated Fund Limited

abrdn Bloomberg All Commodity Strategy K-1 Free ETF

• abrdn All Commodity Dated Fund Limited

abrdn Funds

abrdn Focused U.S. Small Cap Active ETF

abrdn Emerging Markets Dividend Active ETF

abrdn International Small Cap Active ETF

abrdn Ultra Short Municipal Income Active ETF

ANNEX I

ABRDN Inc.

Further to the Sub-Administration Agreement dated as of December 29, 2020 between abrdn Inc. (formerly, Aberdeen Standard Investments Inc.) (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds, as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services
Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

abrdn ETFs

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

• abrdn Industrial Metals Fund Limited

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

• abrdn All Commodity Longer Dated Fund Limited

abrdn Bloomberg All Commodity Strategy K-1 Free ETF

• abrdn All Commodity Dated Fund Limited

abrdn Funds

abrdn Focused U.S. Small Cap Active ETF

abrdn Emerging Markets Dividend Active ETF

Standard

Form N-CEN Services
abrdn ETFs

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

abrdn Inc.		STATE STREET BANK AND TRUST COMPANY

By:		By:
	Name:		Name:
	Title:		Title:
	Address:		Address:
	Date:		Date: